Exhibit 99.1

Investor Update – November 10, 2009

References in this update to “Air Group,” “Company,” “we,” “us,” and “our” refer to Alaska Air Group, Inc. and its subsidiaries, unless otherwise specified.

This update includes forecasted operational and financial information for our subsidiaries Alaska Airlines, Inc. (Alaska) and Horizon Air Industries, Inc. (Horizon).  Our disclosure of operating cost per available seat mile, excluding fuel and other items, provides us (and may provide investors) with the ability to measure and monitor our performance without these items.  The most directly comparable GAAP measure is total operating expense per available seat mile.  However, due to the large fluctuations in fuel prices, we are unable to predict total operating expense for any future period with any degree of certainty. In addition, we believe the disclosure of fuel expense on an economic basis is useful to investors in evaluating our ongoing operational performance. Please see the cautionary statement under “Forward-Looking Information.”

We are providing unaudited information about fuel price movements and the impact of our hedging program on our financial results.  Management believes it is useful to compare results between periods on an “economic basis.” Economic fuel expense is defined as the raw or “into-plane” fuel cost less any cash we receive from hedge counterparties for hedges that settle during the period, offset by the recognition of premiums originally paid for those hedges that settle during the period.  Economic fuel expense more closely approximates the net cash outflow associated with purchasing fuel for our operation.

Forward-Looking Information

This update contains forward-looking statements subject to the safe harbor protection provided by Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. These statements relate to future events and involve known and unknown risks and uncertainties that may cause actual outcomes to be materially different from those indicated by any forward-looking statements.  For a comprehensive discussion of potential risk factors, see Item 1A of the Company’s Annual Report on Form 10-K for the year ended December 31, 2008 and revisions in Item 1A of the Company’s Quarterly Report on Form 10-Q for the period ended September 30, 2009.   Some of these risks include current economic conditions, increases in operating costs including fuel, competition, labor costs and relations, our significant indebtedness, inability to meet cost reduction goals, terrorist attacks, seasonal fluctuations in our financial results, an aircraft accident, laws and regulations, and government fees and taxes.  All of the forward-looking statements are qualified in their entirety by reference to the risk factors discussed therein. We operate in a continually changing business environment, and new risk factors emerge from time to time. Management cannot predict such new risk factors, nor can it assess the impact, if any, of such new risk factors on our business or events described in any forward-looking statements. We expressly disclaim any obligation to publicly update or revise any forward-looking statements after the date of this report to conform them to actual results. Over time, our actual results, performance or achievements will likely differ from the anticipated results, performance or achievements that are expressed or implied by our forward-looking statements, and such differences might be significant and materially adverse.

AIR GROUP - CONSOLIDATED

Investor Day at New York Stock Exchange
Today, Alaska Air Group, Inc. hosted an investor information day at the New York Stock Exchange.  Remarks by company management began at 9:30 a.m. Pacific Time/12:30 p.m. Eastern time.  The presentation was webcast and will be available for replay at www.alaskaair.com/investors.

October 2009 Statistics*
	October 2009	Change Y-O-Y
Capacity (ASMs in millions)	2,171	(1.4)%
Traffic (RPMs in millions)	1,662	3.0%
Revenue passengers (000s)	1,800	(2.7)%
Load factor	76.6%	3.3 pts
RASM (cents)	12.32	(3.5)%
Passenger RASM (cents)	11.29	(4.0)%
Economic fuel expense/gal.	$2.20	(27.0)%
* Include Alaska mainline operations, Horizon brand flying, and CPA flying with Horizon only.

Forecast Information
	Forecast Q4 2009	Change Y-O-Y	Forecast Full Year 2009	Change Y-O-Y
Capacity (ASMs in millions)*	6,430	flat	26,370	(5)%
Cost per ASM excluding fuel and special items (cents)**	9.2 – 9.3	6% – 7%	9.1	8%
Fuel Gallons (000,000)	88	(2)%	363	(9)%
Economic fuel cost per gallon***	$2.33	(8)%	$2.06	(32)%
 * Capacity includes Alaska mainline operations, Horizon brand flying, and CPA flying with Horizon only.

** Our forecasts of cost per ASM excluding fuel are based on forward-looking estimates, which will likely differ from actual results.  Q200 fleet transition charges for Horizon are not considered special items for purposes of this forecast.

***Because of the volatility of fuel prices, actual amounts may differ significantly from our estimates.

Nonoperating Expense
Our consolidated nonoperating expense is estimated to be approximately $18 million in the fourth quarter 2009.

ALASKA AIRLINES – MAINLINE

October 2009 Statistics
	October 2009	Change Y-O-Y
Capacity (ASMs in millions)	1,894	(1.6)%
Traffic (RPMs in millions)	1,459	3.0%
Revenue passengers (000s)	1,230	(3.2)%
Load factor*	77.0%	3.4pts
RASM (cents)**	11.08	(4.1)%
Passenger RASM (cents)**	9.95	(4.7)%
Raw fuel cost/gal.	$2.08	(30.0)%
Economic fuel expense/gal.	$2.19	(26.6)%
*percentage of available seats occupied by fare-paying passengers
** RASM and Passenger RASM were favorably impacted by first bag fee revenue of approximately $5.3 million for October 2009 for Alaska mainline operations (first bag fee was effective July 7, 2009).  RASM was also favorably impacted by the revised Mileage Plan affinity card agreement described in our second quarter 10Q which we estimate will provide approximately $7.5 million in incremental revenue for the fourth quarter of 2009, or approximately $2.5 million per month.

Changes in Advance Booked Load Factors (percentage of available seat miles that are sold)

	November	December	January
Point Change Y-O-Y	+3.5 pts	+2.5pts	+0.5 pts

Forecast Information
	Forecast Q4 2009	Change Y-O-Y	Forecast Full Year 2009	Change Y-O-Y
Capacity (ASMs in millions)	5,610	flat	23,080	(5)%
Cost per ASM excluding fuel and special items (cents)*	8.3	6%	8.2	10%
Fuel Gallons (000,000)	73	(4)%	303	(9)%
Economic fuel cost per gallon**	$2.33	(8)%	$2.06	(31)%
* For Alaska, our forecasts of mainline cost per ASM excluding fuel are based on forward-looking estimates, which will likely differ from actual results.

**Because of the volatility of fuel prices, actual amounts may differ significantly from our estimates. Our economic fuel cost per gallon estimate for the fourth quarter includes the following per-gallon assumptions:  crude oil cost – $1.90 ($80 per barrel); refining margin – 22 cents; taxes and fees – 13 cents; cost of settled hedges – 8 cents.

New Markets and 2010 Capacity
Alaska announced today new service between two California cities to the Hawaiian Islands beginning in March 2010.  Service between San Jose and Maui three times per week will begin on March 11, 2010 and between San Jose and Kona four times per week will begin on March 12, 2010.  Daily service between Sacramento and Maui will begin on March 26, 2010.

With this new service and other schedule changes planned in 2010, we expect Alaska mainline capacity will grow 1% to 2% in 2010 as compared to the full year of 2009.  This preliminary guidance is subject to change as we finalize our 2010 plan.

ALASKA – PURCHASED CAPACITY

Alaska has Capacity Purchase Agreements (CPA) with Horizon for certain routes and with a third party for service between Anchorage and Dutch Harbor, AK.

October 2009 Statistics
The following data represents only the Horizon CPA flying as that flying represents approximately 95% of the total purchased capacity.
	October 2009	Change Y-O-Y
Capacity (ASMs in millions)	120	12.5%
Traffic (RPMs in millions)	88	16.7%
Load factor*	73.5%	2.7pts
Yield (cents)	26.91	(10.7)%
Passenger RASM (cents)**	19.77	(7.4)%
* Percentage of available seats occupied by fare-paying passengers
** Passenger RASM was favorably impacted by first bag fee revenue of approximately $0.8million for October 2009 for the purchased capacity flying.

Changes in Advance Booked Load Factors (percentage of ASMs that are sold)

	November	December	January
Point Change Y-O-Y	+2.5 pts	+3.0 pts	+0.5 pts

Forecast Information (Horizon CPA)
	Forecast Q4 2009	Change Y-O-Y	Forecast Full Year 2009	Change Y-O-Y
Capacity (ASMs in millions)	350	16%	1,360	(3)%
Cost per ASM (cents)*	20.4	(4)%	19.6	(8)%
* Costs associated with the Horizon CPA agreement represent the amount paid by Alaska to Horizon for operating costs plus a specified profit margin and are eliminated in consolidation.

HORIZON AIR

October 2009 Statistics (includes brand and CPA flying)
	October 2009	Change Y-O-Y
Capacity (ASMs in millions)	277	--%
Traffic (RPMs in millions)	203	3.2%
Revenue passengers (000s)	570	(1.5)%
Load factor*	73.4%	2.3 pts
System RASM (cents)**	20.20	(3.4)%
Passenger RASM – brand flying (cents)**	20.21	2.4%
Raw fuel cost/gal.	$2.12	(31.6)%
Economic fuel expense/gal.	$2.24	(28.0)%
*percentage of available seats occupied by fare-paying passengers
**RASM and Passenger RASM were favorably impacted by first bag fee revenue of approximately $1.2 million for October 2009 for Horizon brand flying.

Line-of-Business Information
Horizon’s line-of-business traffic and revenue information is presented below. In CPA arrangements, Horizon is  insulated from market revenue factors and is guaranteed contractual revenue amounts based on operational capacity.  As a result, yield and load factor information is not presented.  Horizon bears the revenue risk in its brand flying markets. Revenue from the Alaska CPA is eliminated in consolidation.  The actual passenger revenue generated on CPA flights is noted in the Alaska – Purchased Capacity section on page 4.

October 2009
	Capacity Mix			Load Factor			Yield			RASM
	Actual (000s)	Change Y-O-Y	Current %Total	Actual	Change Y-O-Y		Actual		Change Y-O-Y	Actual		Change Y-O-Y
Brand	157	(7.9)%	57%	73.3%	2.1	pts	27.56	¢	(0.5)%	20.74	¢	2.2%
Alaska CPA	120	12.5%	43%	NM	NM		NM		NM	19.49	¢	(11.0)%
Total	277	--%	100%	73.4%	2.3	pts	27.11	¢	(6.3)%	20.20	¢	(3.4)%

NM = Not Meaningful

Changes in Advance Booked Load Factors – Brand Flying (percentage of ASMs that are sold)

	November	December	January
Point Change Y-O-Y	+1.5 pts	-0.5 pt	flat

HORIZON AIR

Forecast Information (includes brand and CPA flying)
	Forecast Q4 2009	Change Y-O-Y	Forecast Full Year 2009	Change Y-O-Y
System-wide capacity (ASMs in millions)	820	4%	3,290	(9)%
Cost per ASM excluding fuel and CRJ-700 fleet transition charges (cents)*	15.5 – 15.6	3% – 4%	15.2 – 15.3	5%
Cost per ASM excluding fuel and all fleet transition charges (cents)*	15.5 – 15.6	4%	14.9 – 15.0	5%
Fuel gallons (in millions)	15	3%	60	(10)%
Economic fuel cost per gallon**	$2.38	(8)%	$2.08	(32)%
* For Horizon, our forecast of cost per ASM excluding fuel and other items is based on forward-looking estimates, which will likely differ significantly from actual results.

**Because of the volatility of fuel prices, actual amounts may differ significantly from our estimates.  Our economic fuel cost per gallon estimate for the fourth quarter includes the following per-gallon assumptions:  crude oil cost – $1.90 ($80 per barrel); refining margin – 22 cents; taxes and fees – 18 cents; cost of settled hedges – 8 cents.

AIR GROUP – BALANCE SHEET

Cash and Share Count
(in millions)	October 31, 2009	December 31, 2008
Cash and marketable securities	$1,290	$1,077
Common shares outstanding	35.256	36.275

Capital Expenditures

Total expected gross capital expenditures for 2009 are as follows (in millions):

	Total 2009 Estimate*
	Aircraft-related	Non-aircraft	Total
Alaska	$290	$64	$354
Horizon	80	6	86
Air Group	$370	$70	$440
*Amounts exclude any proceeds from the sale of assets.

Firm Aircraft Commitments

The table below reflects the current delivery schedules for firm aircraft.

	Remainder of 2009	2010	2011	2012	2013	Beyond 2013	Total
Alaska (B737-800)	-	6	1	2	2	4	15
Horizon (Q400)	1	-	-	4	4	-	9
Totals	1	6	1	6	6	4	24

In addition to the firm orders noted above, Alaska has options to acquire 40 additional B737-800s and Horizon has options to acquire 10 Q400s.

Projected Fleet Count
		Actual Fleet Count		Expected Fleet Activity
Alaska	Seats	Dec. 31, 2008	Oct. 31, 2009	Remaining Q4 Changes	Dec. 31, 20092	2010 Changes	Dec. 31, 20102	2011 Changes	Dec. 31, 20112
737-400F 1	---	1	1	---	1	---	1	---	1
737-400C 1	72	5	5	---	5	---	5	---	5
737-400	144	31	28	---	28	(5)	23	(2)	21
737-700	124	20	19	---	19	(2)	17	---	17
737-800	157	41	51	---	51	6	57	1	58
737-900	172	12	12	---	12	---	12	---	12
Totals		110	116	---	116	(1)	115	(1)	114
		Actual Fleet Count		Expected Fleet Activity
Horizon	Seats	Dec. 31, 2008	Oct. 31, 2009	Remaining Q4 Changes	Dec. 31, 20092	2010 Changes	Dec. 31, 20102	2011 Changes	Dec. 31, 20112
Q200	37	6	---	---	---	---	---	---	---
Q400	76	35	39	1	40	---	40	---	40
CRJ-700 3	70	18	18	---	18	(3)	15	---	15
Totals		59	57	1	58	(3)	55	---	55

1 F=Freighter; C=Combination freighter/passenger
2 The expected fleet counts at December 31, 2009, 2010 and 2011 are subject to change.
3 The planned CRJ fleet activity is subject to change as we finalize the fleet transition plan and is dependent on our ability to remarket the CRJ aircraft.  Until we are able to dispose of the CRJ aircraft, we plan to reduce the average utilization of Horizon’s fleet in order to maintain capacity plans.

AIR GROUP – BALANCE SHEET (continued)

Future Fuel Hedge Positions*
	Approximate % of Expected Fuel Requirements	Weighted-Average Crude Oil Price per Barrel
Fourth Quarter 2009	50%	$76
Full Year 2009	50%	$76
First Quarter 2010	50%	$69
Second Quarter 2010	47%	$68
Third Quarter 2010	46%	$72
Fourth Quarter 2010	42%	$81
Full Year 2010	46%	$72
First Quarter 2011	32%	$87
Second Quarter 2011	33%	$83
Third Quarter 2011	22%	$80
Fourth Quarter 2011	15%	$81
Full Year 2011	25%	$83
First Quarter 2012	10%	$87
Second Quarter 2012	7%	$86
Full Year 2012	4%	$86

*All of our future positions are call options, which are designed to effectively cap the cost of the crude oil component of our jet fuel purchases.  With call options, we benefit from a decline in crude oil prices, as there is no cash outlay other than the premiums we pay to enter into the contracts.

Additionally, we have used either fixed-price physical contracts or financial swaps to fix the refining margin component for approximately 47% of our fourth quarter 2009 estimated jet fuel purchases and 27% of our first quarter 2010 estimated jet fuel purchases at an average price of 22 cents per gallon and 25 cents per gallon, respectively.